EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation in the Registration Statement on Amendment No.4 to Form SB-2 of our report dated July 21, 2004 relating to the consolidated financial statements of Skreem Entertainment Corporation and to the reference to this firm under the caption "Experts" in the Prospectus.




Thomas Leger & Co., L.L.P.


Houston, Texas
September 16, 2005